Exhibit 99.1

October 25, 2021

Re: Tender offer by a third party for Resource REIT, Inc. shares

Dear Resource REIT Stockholder:

You may soon receive, or have already received, correspondence from Comrit Investments 1, LP (“Comrit”) related to a tender offer to purchase your shares of Resource REIT, Inc. (the “REIT”). Please be aware that Comrit has a history of making tender offers for non-traded REIT shares at prices that are significantly below their disclosed estimated value and we believe the offer represents an opportunistic attempt by Comrit to make a profit off your shares by purchasing them at a deeply discounted price. Comrit has informed us that its offer price will $7.03 per share. We believe Comrit’s offer price is significantly below the value of your shares and recommend against selling your shares at that price.

To decline Comrit’s tender offer, simply ignore it. You do not need to respond to anything.

In arriving at our recommendation against selling your shares to Comrit, we considered the following:

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We believe that Comrit’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. The REIT believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares.

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On March 24, 2021, the board of directors (the “Board”) approved an estimated value per share of the REIT’s common stock of $9.06, based on the estimated market value of the REIT’s portfolio of investments as of January 28, 2021. Comrit’s offer price is $7.03 which is 22% less than this estimated value. Since that time, rental rates and net operating income have increased at our properties and cap rates in those markets have decreased, such that we believe our current estimated value per share would be higher than $9.06 if we were to have our assets appraised as of today’s date. See “Cautionary Note Regarding Estimated Value Per Share” and “Cautionary Note Regarding Forward-Looking Statements” below.

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Effective March 20, 2020, the Board suspended the share redemption program with exceptions for redemptions sought upon a stockholder’s death, qualifying disability, or confinement to a long-term care facility (collectively, “special redemptions,” and each as described in our share redemption program). Special redemptions are redeemed at the current estimated net asset value per share.

•

Our charter requires that, by February 2022, our Board consider listing our common stock or liquidating. Our Board has begun the process of considering various liquidity options. In September 2021, the Board, including all of the independent directors, unanimously determined to continue to evaluate possible alternatives.

Please be aware that Comrit is in no way affiliated with the REIT. Also, please note that Comrit does not have a copy of the REIT’s stockholder list. Comrit’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

The Board of directors acknowledges that each stockholder should evaluate whether to tender his or her shares only after a review of Comrit’s tender offer. In addition, because the shares are not listed on a national securities exchange, and because of the limited liquidity of the Company’s share redemption program, which is only open for special redemptions, the Board notes that each individual stockholder should determine whether to tender based on, among other considerations, his or her current liquidity needs. There also can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the shares.

We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.resourcereit.com, under the “Investor Relations” section, and will file such updates or changes with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact Resource REIT at 1-866- 469-0129.

Thank you for your investment in the REIT.

Sincerely,

Alan F. Feldman

Chairman of the Board and Chief Executive Officer

Resource REIT, Inc.

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

Cautionary Note regarding Estimated Value Per Share

We note that the estimated value per share does not reflect estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt. The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected capitalization rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, LLC, the Advisor and the REIT, are the respective party’s best estimates as of January 28, 2021, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the estimated value per share. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the estimated value per share. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, have had a negative impact on the economy and business activity globally, the full impact of which is not yet known and may result in an adverse impact to our operations and investments.